UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

INTERVAL LEISURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34062	26-2590997
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6262 Sunset Drive Miami, Florida	33143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Equity Interest Purchase Agreement

On May 6, 2014, Interval Leisure Group, Inc., a Delaware corporation (the “Company”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with S.O.I. Acquisition Corp., a Florida corporation and wholly-owned subsidiary of the Company (“Purchaser”), Hyatt Corporation, a Delaware corporation (“Hyatt”), and HTS-Aspen, L.L.C., a Delaware limited liability company (“HTS-Aspen” and, together with Hyatt, each a “Seller” and collectively, “Sellers”), pursuant to which Purchaser has agreed to acquire all of the equity interests of certain subsidiaries of Sellers (the “Acquired Companies”) that own and operate Sellers’ vacation ownership business (the “Transaction”).  As consideration for the consummation of the Transaction, Purchaser will pay Sellers approximately $190 million in cash at the closing, subject to customary post-closing adjustments, plus Purchaser will reimburse Hyatt for its capital contribution associated with its interest in a joint venture related to a 131-unit vacation ownership property in Maui (currently estimated at $35 million assuming an early fourth quarter 2014 closing).

The Transaction is not subject to any financing conditions but remains subject to customary closing conditions. In particular, the closing is subject to the parties or their affiliates entering into ongoing agreements with respect to the Acquired Companies including a Master License Agreement which provides Purchaser an exclusive license for the Hyatt® brand in connection with the vacation ownership business.

The parties to the Purchase Agreement have made to each other certain customary representations and warranties, and have agreed to certain customary covenants, agreements and indemnification provisions.

The Company’s obligation to consummate the transactions contemplated by the Purchase Agreement is also subject to, among other things, (i) Sellers having obtained certain required consents, (ii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) after the date of the Purchase Agreement, (iii) the accuracy of the representations and warranties of the parties, (iv) the parties having performed and complied in all material respects with all of the covenants and agreements contained in the Purchase Agreement, (v) the absence of any pending proceeding seeking to enjoin, prohibit or make illegal the consummation of the transactions contemplated by the Purchase Agreement, and (vi) delivery of certain documents and agreements (as listed in the Purchase Agreement).

The Purchase Agreement may be terminated in certain circumstances, including, among others, if the transaction does not close by December 31, 2014.

The description and provisions of the Purchase Agreement above are summaries only and are not necessarily complete.  A copy of the Purchase Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter in which the Transaction closes.

Item 7.01 Regulation FD Disclosure

On May 7, 2014, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits to this Form 8-K

Exhibit No.	Description

99.1	Press Release dated May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

Date: May 7, 2014

	By:	/s/ Victoria J. Kincke
	Name:	Victoria J. Kincke
	Title:	Senior Vice President and
General Counsel

Exhibits Index

Exhibit No.	Description

99.1	Press Release dated May 7, 2014